Exhibit (h)(ii)(c)

FIFTH

ADDENDUM

TO

PARTICIPATION AGREEMENT

(1)	ADDENDUM dated May , 2008, to the PARTICIPATION AGREEMENT (the “PARTICIPATION AGREEMENT”) among DAVIS VARIABLE ACCOUNT FUND, INC., DAVIS DISTRIBUTORS, LLC. and THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC. dated June 29, 1999; First Addendum dated March 31, 2000; Second Addendum dated October 5, 20/00; Third Addendum dated July 29, 2004, and Forth Addendum dated January 1, 2005.

In consideration of the mutual benefits which the parties anticipate, they hereby agree to amend the PARTICIPATION AGREEMENT as follows:

I.	In addition to the Accounts already listed on Schedule A, the following Account is added:

Name of Account

Guardian Separate Account N

Separate Account Established September 23, 1999

Separate Account Registration Date August 2008 (anticipated)

Marketing Name: Executive Benefits VUL

Guardian Separate Account N

Separate Account Established September 23, 1999

Separate Account Registration Date September 30, 2005

Marketing Name: Flexible Solutions VUL

Guardian Separate Account N

Separate Account Established September 23, 1999

Separate Account Registration Date May 1, 2008

Marketing Name: Flexible Solutions VUL-Gold Series

All other terms of the PARTICIPATION AGREEMENT remain unchanged.

IN WITNESS WHEREOF, the parties have duly executed and sealed this ADDENDUM, all as of the date first written above.

THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.
(“Insurance Company”)
By its authorized officer,

By:
Title:
Date:

DAVIS VARIABLE ACCOUNT FUND
(“Company”)
By its authorized officer,

By:
Title:	Vice President
Date:

DAVIS DISTRIBUTORS, LLC
(“Davis Distributors”)
By its authorized officer,

By:
Title:	Vice President
Date: